Exhibit 99.1

LIFE PARTNERS HOLDINGS, INC. ANNOUNCES
QUARTERLY DIVIDEND

Waco, TX – August 11, 2011 – Life Partners Holdings, Inc. (Nasdaq GS: LPHI), parent company of Life Partners, Inc., announced that it would pay a quarterly dividend of $0.20 per share to be paid on or about September 15, 2011 for shareholders of record as of August 26, 2011.  This will be the Company’s 39th consecutive quarterly dividend.

Life Partners is the world’s oldest and one of the most active companies in the United States engaged in the secondary market for life insurance, commonly called “life settlements.”  Since its incorporation in 1991, Life Partners has completed over 133,000 transactions for its worldwide client base of over 28,000 high net worth individuals and institutions in connection with the purchase of over 6,400 policies totaling over $2.9 billion in face value.

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LPHI-D

Contact:

Life Partners Holdings, Inc.
Shareholder Relations
254-751-7797
info@LPHI.com
www.lphi.com

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